Exhibit 4.10

CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated on and as of the latest date set forth on the signature page hereto, by and between Armada Water Assets, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page hereof (“Purchaser”).

RECITALS:

WHEREAS, Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.           The Offering.

(a)          Private Offering. The securities offered by this Agreement are being offered in a private offering (the “Offering”) of a minimum of $500,000 (the “Minimum Amount”) and a maximum of $7,500,000 (the “Maximum Amount”) of shares of Series E Preferred Stock (the “Series E Preferred Shares” or “Shares”) at a purchase price of $4.00 per share (the “Original issue Price”), provided that the Offering may be increased, in the sole discretion of the Company. The Shares will be sold on a “best efforts” basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D thereunder. Each Purchaser of Shares will receive one warrant in the form attached hereto as Exhibit E (the “Warrant”). The Shares and the shares of Common Stock issuable upon conversion of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are hereinafter referred to collectively as the “Securities.” The Shares are being offered solely to a limited number of “accredited investors” as that term is defined in Rule 501(a) of the Securities Act during an offering period (the “Offering Period”) commencing on the date hereof and terminating not later than May 15, 2014, although the Company has the right to extend the termination date in its sole discretion (the “Termination Date”). The Offering may be terminated by the Company at any time in its sole discretion. This Agreement, the Exhibits hereto and the Offering Summary dated April 21, 2014 (including the documents incorporated by reference therein) are hereinafter collectively referred to as the “Offering Documents”.

(b)          Description of Securities. The rights, preferences, powers and other terms of the Series E Preferred Shares are summarized in the Offering Summary attached hereto and are set forth in full in the Form of Certificate of Designation of Series E Preferred Stock attached hereto and made a part hereof as Exhibit D (the “Certificate of Designation”). The terms of the Warrants are summarized in the Offering Summary attached hereto and as set forth in full in the Form of Warrant attached hereto and made a part hereof as Exhibit E.

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(c)          Placement of the Shares. The Company intends to offer and sell certain or all of the Shares through the efforts of its own officers and personnel without the payment of a brokerage commission or sales incentives.

2.           Sale and Purchase of Securities.

(a)          Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser irrevocably subscribes for and agrees to purchase, the number of Shares set forth on the signature page of this Agreement at a purchase price of $4.00 per Share. The aggregate purchase price for the Shares shall be as set forth on the signature page hereto (the “Aggregate Purchase Price”) and shall be payable upon execution hereof by check or wire transfer of immediately available funds as set forth below.

(b)          Subscription Procedure. In order to purchase Shares, Purchaser shall: (i) deliver to the Company at 2425 Fountain View Drive, Suite 300, Houston, Texas, Attn: Sami Ahmad: one completed and duly executed copy of this Agreement, and (ii) payment for the Shares in an amount equal to the amount of purchase price indicated on the signature page hereto (the “Aggregate Purchase Price”) by certified or bank check covering immediately available funds or through wire transmission pursuant to the instructions attached hereto as Exhibit F. Execution and delivery of this Agreement shall constitute an irrevocable subscription for that number of Shares set forth on the signature page hereto. The Shares subscribed for will not be deemed to be issued to, or owned by, Purchaser until the Company has executed this Agreement. This Agreement will either be accepted by the Company, in whole or in part, in its sole discretion, or rejected by the Company prior to the termination of the Offering. If this Agreement is accepted only in part, Purchaser agrees to purchase such smaller number of Shares as the Company determines to sell to Purchaser. If this Agreement is rejected for any reason, including the termination of the Offering by the Company, this Agreement and all funds tendered herewith will be promptly returned to Purchaser, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect. Until we elect to accept or reject a Purchaser’s Securities Purchase Agreement, the Purchaser’s subscription is irrevocable.

(c)          Closing. Upon our acceptance of subscriptions for at least $500,000 of Shares, the Company will conduct an initial closing of the Offering and thereafter, may conduct any number of additional closings until the termination date. Upon the Company’s execution of this Agreement, the subscription evidenced hereby, if not previously rejected by the Company, will, in reliance upon Purchaser’s representations and warranties contained herein, be accepted, in whole or in part, by the Company. If Purchaser’s subscription is accepted only in part, this Agreement will be marked to indicate such fact, and the Company will return to Purchaser the portion of the funds tendered by Purchaser representing the unaccepted portion of Purchaser’s subscription, without interest or deduction of any kind. Upon the final closing of the Offering, the Company will promptly issue the certificates for the Shares and Warrants to Purchaser.

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3.           Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a)          Organization and Qualification.

(i)          If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failure to be so qualified or in good standing as would not have a Material Adverse Effect on it. For purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of such party and its subsidiaries, taken as a whole, or (iii) any material adverse impairment to the ability of such party to perform in any material respect on a timely basis its obligations under any Transaction Document.

(ii)         If Purchaser is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Purchaser is an individual, the address of his or her principal residence is as set forth on the signature page hereto.

(b)          Authority; Validity and Effect of Agreement.

(i)          If Purchaser is an entity, Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and any documents contemplated hereby (collectively, the “Transaction Documents”) and perform its obligations under the Transaction Documents. The execution and delivery of each Transaction Document by Purchaser, the performance by Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver the Transaction Documents and perform its obligations thereunder.

(ii)         Each of the Transaction Documents has been duly and validly authorized, executed and delivered by Purchaser and, assuming each has been duly and validly executed and delivered by the Company, each constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

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(c)          No Conflict; Required Filings and Consents. Neither the execution and delivery of the Transaction Documents by Purchaser nor the performance by Purchaser of its obligations, thereunder will: (i) if Purchaser is an entity, conflict with Purchaser’s articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on it.

(d)          Accredited Investor. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. If Purchaser is an entity, Purchaser was not formed for the specific purpose of acquiring the Securities, and, if it was, all of Purchaser’s equity owners are “accredited investors” as defined above.

(e)          No Government Review. Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of this Agreement, the Shares, or any of the other documents relating to the proposed Offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Securities or such other documents.

(f)          Investment Intent. The Securities are being acquired for the Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Shares.

(g)          Restrictions on Transfer. Purchaser understands that the Securities are “restricted securities” as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. Purchaser acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

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(h)          High Risk Investment; Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and contained herein. The Purchaser hereby confirms its understanding that the Company is a start- up early-stage entity, which has only recently commenced its consolidated operations. The Purchaser further represents and warrants that it is familiar with the risks inherent in making investments in start-up or venture entities and that the Purchaser’s investment goals and strategy include making speculative investments in start-up ventures.

(i)          Access to Information. In making its decision to acquire the Shares, the Purchaser confirms that it has carefully reviewed the Business Summary attached hereto as Exhibit A, the Risk Factors attached hereto as Exhibit B, and the Unaudited Financial Statements attached hereto as Exhibit C, which contain a brief summary of certain of the more material current developments affecting the Company, and that the Purchaser has not relied upon any information other than information provided to the Purchaser by the Company or its representatives in this Agreement or in the attached Exhibits. The Purchaser acknowledges and understands that the Company is in the early stage of its development; and that it has reviewed the description of the business of the Company in the Offering Documents as it has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment. The Purchaser specifically acknowledges that it has been provided with and reviewed to its satisfaction, information regarding the Company’s finances, management team, capitalization, material acquisitions, description of outstanding securities, plan of operations, material business risks and the like.

(j)          Reliance on Representations. Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares. Purchaser represents and warrants to the Company that any information that Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Shares. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

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(k)          No General Solicitation. Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

(l)          Placement and Finder’s Fees. No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of Purchaser or under its authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the Offering, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of Purchaser.

(m)          High Risk Investment; Material Offering Risks. An investment in the Securities involves a high degree of risk as the Company remains in the early stage of its development, having only recently commenced the operations of its various business units. Thus, the Company and its subsidiaries have only a very brief history of operations, and it is uncertain how these business units will operate on a combined basis and whether these various business units can be operated at a profit. Accordingly, the Securities are a suitable investment only for those investors who can afford a total loss of their investment and who recognize the material risk associated with investing in an early-stage enterprise.

(n)          OFAC. Purchaser is directed to review the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) website at www.treas.gov. before making the following representations. Purchaser represents that no part of the Aggregate Purchase Price set forth on the signature page hereto was directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transaction with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found at the OFAC website. In addition, the programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Purchaser hereby represents that none of the following is named on the OFAC list, nor is a person or entity prohibited under the OFAC programs: (i) the Purchaser, (ii) any person controlling or controlled by the Purchaser, (iii) if the undersigned is an entity, any person having a beneficial interest in the Purchaser, or (iv) any person for whom the undersigned is acting as agent or nominee in connection with this investment. The Purchaser understands and acknowledges that, by law, the Company may be required to disclose the identity of the Purchaser to OFAC.

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(o)          Anti-Money Laundering. The Purchaser acknowledges that due to anti-money laundering regulations within their respective jurisdictions, the Company and/or any person acting on behalf of the Company may require further documentation verifying the Purchaser’s identity and the source of funds used to purchase Shares before this Agreement can be accepted. The Purchaser further agrees to provide the Company at any time with such information as the Company determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of the Purchaser from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

4.          Representations and Warranties of the Company. Except as set forth in the correspondingly numbered section of the Schedules hereto, the Company represents and warrants to Purchaser as follows:

(a)          Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect on the Company. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

(b)          Authority; Validity and Effect of Agreement. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and conduct the Offering. The execution and delivery of each of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder, the transactions contemplated thereby, the Offering, and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize each of the Transaction Documents or the Offering. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming that each has been duly authorized, executed and delivered by Purchaser, each constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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(c)          No Conflict; Required Filings and Consents. Neither the execution and delivery of the Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) conflict with the Company’s certificate of incorporation or bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

(d)          Capitalization. Subject to the “Current Developments” described in Exhibit “A” which are intended to update the information described below, the Company is authorized to issue 150,000,000 shares of capital stock, 100,000,000 shares of which are designated Common Stock, $0.0001 par value per share, of which, as of the date of this Agreement, and following a one for three reverse split effective in February 2014, 7,451,588 shares of Common Stock were issued and outstanding and 50,000,000 shares of Preferred Stock of which, 3,200,000 shares of Series A Preferred Stock, 8,000,000 shares of Series B Preferred Stock, 3,500,000 shares of Series C Preferred Stock and 1,500,000 shares of Series D Preferred Stock, were issued and outstanding. The Company also has outstanding: (i) options to purchase approximately 808,000 shares of Common Stock granted to its executive management team; (ii) warrants to purchase an additional 272,500 shares of Common Stock; (iii) $2.5 million of convertible notes issued in connection with the acquisition of Summit Holdings, which are convertible within a one year period, at the option of the holders thereof, into our shares at the price at which our shares, during such one year period, may be issued in an initial public offering, if at all; and (iv) $2.5 million of convertible notes which are convertible on a mandatory basis, into our shares at 70% of the price at which our shares may be issued in an initial public offering, if at all. Except as may be described in the Offering Documents, no securities of the Company are entitled to preemptive or similar rights, and no entity or person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement unless any such rights have been waived. Additional shares may be issued by our board of directors without further stockholder approval.

(e)          Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with applicable federal and state securities laws.

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(a)          Consents. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the issuance, sale or delivery of the Securities other than (i) any filings required by state securities laws, (ii) the filing of a Notice of a Sale of Securities on Form D with the Securities and Exchange Commission under Regulation D of the Securities and Exchange Act, (iii) those that have been made or obtained prior to or contemporaneously with the initial Closing, and (iv) filings pursuant to the Securities and Exchange Act.

(b)          Litigation. Except as may otherwise be disclosed within the Risk Factors attached hereto as Exhibit B, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could result in a material adverse effect.

(c)          5.          Other Agreements of the Parties.

(a)          Transfer Restrictions.

(i)          The Securities may only be disposed of in compliance with applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents and shall have the rights and obligations of a Purchaser under this Agreement.

(ii)         Legends. The certificates and agreements evidencing the Securities shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company’s stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.

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(b)          Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

(c)          Form D and Blue Sky. The Company agrees to file a Form D with respect to the sale of the Shares as required under Regulation D. The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

(d)          Lock-Up Agreements. Investors agree in connection with an initial public offering that occurs after a closing of the Offering, that unless waived in writing by the managing underwriter, not to sell or transfer any shares of Common Stock of the Company for a period of up to 180 days, plus up to an additional 20 days to the extent necessary to comply with applicable regulatory requirements following such public offering. Such lock-up agreement shall provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to investors in this Offering, pro rata, based on the number of shares held.

6.          Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Shares to Purchaser.

7.          Confidentiality. Purchaser acknowledges and agrees that:

(a)          The information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act.

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(b)          This Agreement has been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

(c)          Until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and Purchaser will not, directly or indirectly, disclose or permit Purchaser’s personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

(d)          Purchaser shall make its representatives aware of the terms of this Section 7 and to be responsible for any breach of this Agreement by such representatives.

(e)          Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement.

(f)          If Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement and any accompanying documentation to the Company.

8.             INTENTIONALLY OMITTED

9.             Entire Agreement; No Third Party Beneficiaries. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement and the Transaction Documents. Purchaser acknowledges and agrees that, with the exception of the information contained or incorporated by reference in the Offering Documents, Purchaser did not rely upon any statements or information, whether oral or written, provided by the Company, or any of its officers, directors, employees, agents or representatives, in deciding to enter into this Agreement or purchase the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.           Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Company and the holders of a majority of the Shares sold in the Offering.

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11.         Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the Company and the holders of a majority of the Shares sold in the Offering. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

12.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the Purchaser. Except as provided in Section 6, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.         Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months from the Closing, except that the representations contained in Sections 3(a), 3(b), 4(a), and 4(b) shall survive indefinitely. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

14.         Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

15.         Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

16.         Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

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If to the Company:

Armada Water Assets, Inc.

2425 Fountain View Drive, Suite 300

Houston, TX 77057

Fax (832) 262-4606

Attention: Sami Ahmad

with a copy to:

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, PA 19103

Fax (215) 299-2744

Attention: Stephen M. Cohen, Esquire

If to Purchaser:

To that address indicated on the signature page hereof.

17.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

18.         Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, PA. The decision of the arbitrators shall be conclusively binding upon the parties and final and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

19.         Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

PURCHASER

Date: ____________________, 2014

By:
Name:
Title:
Address:

Phone:

Social Security
or Tax ID No.: _______________________________

Number of Shares Purchased: ____________________

Aggregate Purchase Price: $________________________

Delivery Instructions (if different than Address):

ACCEPTANCE OF SUBSCRIPTION

ARMADA WATER ASSETS, INC.

By:
Date:____________________, 2014		Name:
Title:

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